Exhibit 32.2

DARIOHEALTH CORP.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the quarterly report of DarioHealth Corp., or the Company, on Form 10-Q for the period ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof, or the Report, I, Chen Franco-Yehuda, Chief Financial Officer, Secretary and Treasurer, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Chen Franco-Yehuda
Chen Franco-Yehuda
Chief Financial Officer, Secretary and Treasurer
(Principal Financial Officer)

August 11, 2026